Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2005, accompanying the consolidated financial statements and schedule of WorldSpace, Inc., contained in the Registration Statement on Form S-1 (No. 333-124044) and Prospectus. We hereby consent to the incorporation by reference of said report in the Registration Statement of WorldSpace, Inc., on Form S-8 to be filed on or about August 9, 2005.

/s/ Grant Thornton LLP

Vienna, Virginia

August 9, 2005